UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g)

OF THE SECURITIES EXCHANGE ACT OF 1934

NGP CAPITAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Maryland	20-1371499
(State of incorporation or organization)	(I.R.S. employer identification number)

1200 Smith Street, Suite 1600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act Registration Statement File Number to which this Form Relates: 333-118279

Securities to be registered pursuant to Section 12(b) of the Act:

None.

(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value per share.

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note and Incorporation By Reference

This Amendment No. 1 to Form 8-A is being filed pursuant to the Securities Exchange Act of 1934, as amended, to include information omitted from Item 2 of the earlier Forms 8-A filed on August 16, 2004 and October 7, 2004. The contents of Item 1 of the earlier Forms 8-A are incorporated in this Form 8-A by reference.

Item 2. Exhibits.

Exhibit No.		Description

(a	)(1)	Articles of Incorporation*

(a	)(2)	Form of Articles of Amendment and Restatement*

(b	)	Bylaws*

(d	)	Form of Stock Certificate**

(e	)	Dividend Reinvestment Plan*

(h	)	Form of Underwriting Agreement***

*	Incorporated by reference herein to the identically numbered exhibit to the Registrant’s initial Form N-2 Registration Statement filed on August 16, 2004.

**	Incorporated by reference herein to the identically numbered exhibit to the Registrant’s Pre-effective amendment No. 2 to Form N-2, filed on October 7, 2004.

***	Incorporated by reference herein to the identically numbered exhibit to the Registrant’s Pre-effective amendment No. 3 to Form N-2, filed on October 28, 2004.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

NGP CAPITAL RESOURCES COMPANY

By:	/s/ John H. Homier
John H. Homier President and Chief Executive Officer

Date: October 29, 2004

EXHIBIT INDEX

Exhibit No.		Description

(a	)(1)	Articles of Incorporation*

(a	)(2)	Form of Articles of Amendment and Restatement*

(b	)	Bylaws*

(d	)	Form of Stock Certificate**

(e	)	Dividend Reinvestment Plan*

(h	)	Form of Underwriting Agreement***

*	Incorporated by reference herein to the identically numbered exhibit to the Registrant’s initial Form N-2 Registration Statement filed on August 16, 2004.

**	Incorporated by reference herein to the identically numbered exhibit to the Registrant’s Pre-effective amendment No. 2 to Form N-2, filed on October 7, 2004.

***	Incorporated by reference herein to the identically numbered exhibit to the Registrant’s Pre-effective amendment No. 3 to Form N-2, filed on October 28, 2004.